Exhibit 99.2(l)





                    SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.




                                                            November 20, 2003


ASA Hedged Equity Fund LLC
817 West Peachtree Street, N.W.
Suite 400
Atlanta, GA  30308-1144


Ladies and Gentlemen:

     This opinion is being furnished in connection with the registration by ASA Hedged Equity Fund LLC, an Illinois limited liability corporation (the "Fund"), of limited liability company interests (the "Interests"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

     As counsel for the Fund, we are familiar with the proceedings taken by the Fund in connection with the authorization, issuance and sale of the Interests. In addition, we have examined and are familiar with the Certificate of Formation and the Operating Agreement of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Interests, upon issuance and sale in the manner and for the consideration referred to in the Registration Statement, will be legally issued, fully paid and non-assessable limited liability company interests of the Fund.


  SIDLEY AUSTIN BROwN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                        NEW YORK

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                           Very truly yours,



                                           /s/ SIDLEY AUSTIN BROWN & WOOD LLC